                                                                   EXHIBIT 10.41


                   [NEXSTAR PHARMACEUTICALS, INC. LETTERHEAD]

                                January 29, 1998

Dr. Judith A. Hemberger
3117 West 118th Street
Leawood, KS 66211

     Re:  Consulting Services

Dear Dr. Hemberger:

     NeXstar Pharmaceuticals, Inc. ("NeXstar") has requested that you act as a consultant on its behalf and you have agreed to provide such consulting services to NeXstar. Our understanding with regard to the consulting services to be provided by you is as follows:

     1. SERVICES. You agree, from time to time as requested by Patrick J. Mahaffy, Lawrence M. Gold or Nicole Onetto, and as agreed to by you, to provide consulting services (the "Consulting Services") which relate to your areas of expertise, in particular, medical and regulatory affairs. You and NeXstar agree that NeXstar is not required to use your services for any minimum number of hours.

     2. COMPENSATION. As compensation for the Consulting Services, NeXstar agrees to pay you $1,500 per day; provided that, in the event that you work fewer than six hours during any day, your compensation for that day shall be $200 per hour actually worked. You will provide NeXstar with an invoice of the hours which you worked for NeXstar on at least a monthly basis. NeXstar agrees to pay you promptly following receipt of your invoice, but is not required to pay you more than once during any calendar month.

     3. TERM. The term of this Agreement shall be from January 29, 1998 until terminated by either party hereto in writing.

     4. TAXES. NeXstar will not make any withholdings of taxes from the payments for Consulting Services under this Letter Agreement. As an independent contractor, you are solely responsible for the payment of all applicable state and federal taxes.

     5. EXPENSES. NeXstar agrees to reimburse you for the out-of-pocket expenses which you may incur in connection with providing the Consulting Services.

     6. CONFIDENTIALITY. You agree to keep confidential all proprietary information of NeXstar and its affiliates obtained by you while providing the Consulting Services.

     7.   INDEPENDENT CONTRACTOR RELATIONSHIP.    It is our mutual intention
that you shall perform the Consulting Services solely in the capacity as an independent contractor to NeXstar, and not as an employee of NeXstar or any of its affiliates. You shall have no authority, express or implied, to make any agreements, promises, commitments or representations on behalf of NeXstar or any of its affiliates, and you agree you will not attempt to do so. You are responsible for obtaining and maintaining all permits or licenses necessary for the provision of the Consulting Services. It is understood, however, that the provisions of this Section 7 shall have no effect on your rights and obligations as a director of NeXstar. All materials prepared by you in connection with the Consulting Services shall be the exclusive property of NeXstar, and may be used by NeXstar at its sole discretion.

     8.   INDEMNIFICATION.   As part of the consideration for the Consulting
Services, NeXstar agrees to indemnify and hold you harmless from and against any loss, damage, expense or liability arising out of or in connection with any action, suit, claim, demand or prosecution that may be brought against or instituted against you based on or arising out of the Consulting Services; provided, however, that NeXstar's obligation to indemnify or hold you harmless shall not apply to any loss, damage, expense or liability directly caused by your gross negligence or willful misconduct.

     If the terms set forth above are in agreement with your understanding of the terms pursuant to which you are to provide Consulting Services, please execute this Letter Agreement in the manner provided below.

                                             Very truly yours,

                                             NEXSTAR PHARMACEUTICALS, INC.

                                          By: /s/ NICOLE ONETTO
                                             ----------------------
                                             Dr. Nicole Onetto
                                             V.P., Medical Affairs


Agreed To And
Accepted As Set
Forth Above

By: /s/ DR. JUDITH A. HEMBERGER
    ----------------------------
    Dr. Judith A. Hemberger
    S.S # ###-##-####